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                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings
             Years ended December 31, 1994, 1993 and 1992


                                       1994        1993        1992
                                    ----------  ----------  ----------
Primary
- -------
Net earnings                      $ 22,371,000   7,830,000   3,447,000
                                    ==========  ==========  ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                       19,714,874  19,714,759  19,710,086
  Assumed exercise of stock
   options                              64,106      13,642       8,168
                                    ----------  ----------  ----------
                                    19,778,980  19,728,401  19,718,254
                                    ==========  ==========  ==========

Net earnings per share            $       1.13         .40         .17



Fully diluted
- -------------
Net earnings                      $ 22,371,000   7,830,000   3,447,000
                                    ==========  ==========  ==========
Common and common equivalent
 shares outstanding:
  Weighted average common
   shares outstanding during
   the period                       19,714,874  19,714,759  19,710,086
  Assumed exercise of stock
   options                             131,006      43,338      11,161
                                    ----------  ----------  ----------
                                    19,845,880  19,758,097  19,721,247
                                    ==========  ==========  ==========

Net earnings per share            $       1.13         .40         .17